Exhibit 10.13
UL INC. LONG-TERM INCENTIVE PLAN
I.    INTRODUCTION
1.1    Purpose. The purpose of this Long Term Incentive Plan (this “Plan”) of UL Inc., a Delaware corporation (the “Company”), is (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by providing a means to increase the proprietary interest of such recipients in the growth and success of the Company and its affiliates, (ii) to advance the interests of the Company by increasing its ability to attract and retain highly competent officers and other eligible employees, and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholder.
1.2    Certain Definitions.
“Affiliate” or “Affiliates” shall have the meaning set forth in Section 1.5.
“Agreement” shall mean the written or electronic agreement(s) evidencing an award under this Plan between the Company and the recipient of such award.
“Board” shall mean the Board of Directors of the Company.
“Cash Stock Appreciation Right” or “CSAR” shall mean a right granted under the Plan, which entitles the holder thereof to receive, upon exercise, an amount in cash with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the Valuation Date coinciding with or next following the Exercise Date, over the base price of such CSAR, multiplied by the number of such CSARs that are exercised.
“Cause” with respect to the holder of an award, shall mean (i) the holder’s refusal to perform, or disregard of, the holder’s duties or responsibilities or specific directives of the officer or other executive of the Company or an Affiliate to whom the holder reports; (ii) the holder’s willful, reckless or grossly negligent commission of act(s) or omission(s) which have resulted in or are likely to result in, a loss to, or damage to the reputation of, the Company or any of its Affiliates, or that compromise the safety of any employee or other person; (iii) the holder’s act of fraud, embezzlement or theft in connection with the holder’s duties to the Company or an Affiliate or in the course of his or her employment, or the holder’s commission of a felony or any crime involving dishonesty or moral turpitude; (iv) the holder’s material violation of the policies or standards of, or any statutory or common law duty of loyalty to, the Company or any Affiliate; or (v) any material breach by the holder of any written employment agreement between the holder and the Company or any Affiliate or one or more noncompetition, nonsolicitation, confidentiality or other restrictive covenants to which the holder is subject.
“Change in Control” shall mean:
(a)    the acquisition by any person, entity or “group” (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding equity interests in the Company or the combined voting power of the Company’s then outstanding voting securities;
(b)    the consummation of a reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, in each case with respect to which persons who held equity interests in the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the surviving or resulting corporation or other entity; provided, however, that any such transaction consummated in connection with, or for the purpose of facilitating, an initial public offering of the Company’s voting securities pursuant to an effective registration statement under the Securities Act shall not constitute a Change in Control hereunder; or
(c)    the cessation of individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) to constitute at least a majority of such Board for any reason; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholder, was approved either by the vote of at least a majority of the directors then comprising the Incumbent Board or by the vote of at least a majority of the combined voting power of the then outstanding securities of the Company then held by Underwriters Laboratories, Inc., a Delaware not-for-profit corporation shall be deemed a member of the Incumbent Board.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the committee designated by the Board to administer the Plan. If no committee is so designated by the Board, the Board shall serve as the Committee under this Plan.
“Common Stock” shall mean the Class B, non-voting common stock, par value $0.0001 per share, of the Company.
“Company” shall mean UL Inc., a Delaware corporation.
“Disability” shall mean the inability of the recipient of an award, due to physical or mental incapacity, to perform substantially such recipient’s duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.
“Early Retirement” shall mean the Employee’s voluntary termination of employment with all Employers on or after having completed at least 5 Years of Employment and attained an age that, when added to the number of the Employee’s Years of Employment, equals at least 70 (e.g., age 55 and 15 Years of Employment, age 60 Years and 10, age 65 and 5, etc.).
“Employer” shall mean the Company, any Affiliate, or both for whom a person granted a CSAR or a Phantom Stock Unit Award hereunder performs services.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exercise Date” means the first business day following the close of an Exercise Window. Generally, an Exercise Date will be the same as the applicable Valuation Date.
“Exercise Limit” means an amount, as of any Exercise Date, equal to ten percent (10%) of the Company’s “free cash flow” as shown on the Company’s Accumulation Financial Measures that form part of the Company’s financial statements as of the December 31 of the preceding year.
“Exercise Window” means the two-week period established by the Committee following the Board’s confirmation of the valuation results for the immediately preceding year (or other period designated by the Board), during which an Employee may exercise any vested CSARs, subject to the terms and limits of the Plan and any applicable Agreements.
“Expiration Date” means the date set forth in the Agreement evidencing a CSAR Award by which the CSAR Award must be exercised, if at all.
“Fair Market Value” shall mean, for any Valuation Date, the value of Common Stock determined in good faith by the Committee pursuant to a reasonable valuation method in accordance with section 409A of the Code, including without limitation, by reliance on an independent appraisal completed within the preceding twelve (12) months.
“Good Reason” with respect to the holder of an award shall have the meaning assigned to such term in any written employment agreement between the holder and the Company or any Affiliate or, in the absence of any such written employment agreement, shall mean the holder’s resignation from employment with the Company and its Affiliates as a result of one or more of the following reasons: (i) the amount of the holder’s base compensation is materially reduced , (ii) the Company materially and adversely changes the individual’s authority, duties or responsibilities or materially reduces the authority, duties or responsibilities of the supervisor to whom the holder is required to report (including the requirement that the holder report to an officer or executive instead of the Board)s, (iii) a material breach of the terms of any employment agreement between the Company and the holder, or (iv) the Company changes the individual’s place of work to a location more than fifty (50) miles from the individual’s present place of work; provided, however, that no Good Reason shall exist unless and until (x) the holder provides written notice to the Company detailing the specific circumstances alleged to constitute Good Reason within thirty (30) calendar days after the first occurrence of such circumstances, (y) the Company does not remedy the circumstances alleged to constitute Good Reason within thirty (30) calendar days following receipt of such written notice and (z) the holder terminates employment no later than ninety (90) calendar days following the first occurrence of such circumstances.
“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of a CSAR, or (ii) in the case of a Phantom Stock Unit Award during the applicable

Restriction Period or Performance Period as a condition to the holder’s receipt of payment with respect to such award.
“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to an award shall be measured.
“Phantom Stock Unit” shall mean a right to receive the Fair Market Value of one share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Phantom Stock Unit Award” shall mean an award of Phantom Stock Units under this Plan.
“Restriction Period” shall mean any period designated by the Committee during which the conditions to vesting applicable to a Phantom Stock Unit Award shall remain in effect.
“Retirement” shall mean the Employee’s voluntary termination of employment with all Employers (i) on or after attainment of age 62 and completion of at least 10 Years of Employment, or (ii) with respect to individuals employed outside the United States local law outside of the United States requires use of an earlier retirement age.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Valuation Date” means March 1, 2012 and any other subsequent Valuation Date as of which Fair Market Value is confirmed by the Committee in its sole discretion; provided, however, that a Valuation Date shall occur at least once every 12 months.
“Years of Employment” shall mean the number of the Employee’s full twelve month periods of continuous employment with an Employer beginning on the Employee’s initial hire date, including periods of prior employment with an Employer, but not including any period when the Employee was not employed by an Employer.
1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) Cash Stock Appreciation Rights or (ii) Phantom Stock Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award of CSARs to such persons and, if applicable, the number of shares of Common Stock represented by such an award, the base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all CSARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Phantom Stock Unit Award shall lapse, and (iii) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, and conditions shall be final, binding, and conclusive.
The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delete its power and authority to the Chief Executive Officer or any other executive officer of the Company with regard to the grant of any award to the President and Chief Executive Officer.
1.4    Indemnification. No member of the Board or Committee, and none of the President and Chief Executive Officer or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chairman, the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.5    Eligibility. Participants in this Plan shall consist of such officers and other employees of the Company and its direct and indirect subsidiaries from time to time (individually an “Affiliate” and collectively the “Affiliates”) as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by an Affiliate. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.
II.    CASH STOCK APPRECIATION RIGHTS
2.1    Cash Stock Appreciation Rights. The Committee may, in its discretion, grant CSARs to such eligible persons as may be selected by the Committee. CSARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)    Number of CSARs and Base Price. The number of CSARs subject to an award shall be determined by the Committee. The base price of a CSAR shall be determined by the Committee, provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such CSAR, as determined in accordance with section 409A of the Code.

(b)    Exercise Period and Exercisability. The Committee shall determine and set forth in the Agreement terms and conditions for the vesting and exercisability of a CSAR. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a CSAR or to the exercisability of all or a portion of a CSAR. The Committee shall determine whether a CSAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable CSAR, or portion thereof, may be exercised only with respect to a whole number of CSARs.
(c)    Method of Exercise. A CSAR may be exercised during an Exercise Window (A) by giving written or electronic notice to the Company specifying the whole number of CSARs which are being exercised and (B) by executing such documents as the Committee may reasonably request.
2.2    Termination of Employment or Service. Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of a CSAR upon a termination of employment with or service to the Company of the recipient of such CSAR, as the case may be, whether due to Disability, death or under any other circumstances, shall be determined by the Committee. For purposes of this Plan, a termination of employment shall occur when an individual incurs a “separation from service” for purposes of section 409A of the Code.
III.    PHANTOM STOCK UNIT AWARDS
3.1    Terms of Phantom Stock Unit Awards. Phantom Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Phantom Stock Unit Award and the Restriction Period and Performance Measures (if any) applicable to a Phantom Stock Unit Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Phantom Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Phantom Stock Unit Award (i) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during the specified Performance Period, and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during the specified Performance Period.
(c)    Settlement of Vested Phantom Stock Unit Awards. The Agreement relating to a Phantom Stock Unit Award shall specify whether (i) such award may be settled in cash and (ii) the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. The holder of Phantom Stock Unit Award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock represented by such award.
3.2    Termination of Employment or Service. All of the terms relating to the termination of the Restriction Period and the satisfaction of Performance Measures relating to a Phantom Stock Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the recipient of such award, whether due to Disability, death or under any other circumstances, shall be determined by the Committee as set forth in the appropriate Agreement.
IV.    GENERAL
4.1    Effective Date and Term of Plan. This Plan shall become effective as of the date of its adoption by the Board or such later date as may be specified by the Board. This Plan shall terminate 10 years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to such termination.
4.2    Amendments. The Board may amend this Plan as it shall deem advisable. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.
4.3    Agreement. Each award hereunder shall be subject to the terms of an Agreement executed by the Company and the recipient of such award and such award shall be effective as of the date set forth in the Agreement.
4.4    Non-Transferability of Awards. Unless the Committee provides for the transferability of a particular award and such transferability is specified in the Agreement relating to such award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures stated in Section 4.10 or otherwise approved by the Committee. Except to the extent permitted by the foregoing sentence or the Agreement relating to the Award, each award may be exercised or settled during the recipient’s lifetime only by the recipient or the recipient’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to the Award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.
4.5    Tax Withholding. The Company shall have the right to require, prior to the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.
4.6    Adjustment. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock, other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities represented by each outstanding CSAR and the base price per security, the number and class of securities represented by each Phantom Stock Unit Award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding, and conclusive.
4.7    Change in Control. In the event of a Change in Control, the Board, in its discretion, may:
(a)    require that shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock represented by an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 4.6; and/or
(b)    require each award to be surrendered to the Company and to be immediately cancelled by the Company, and to provide for each holder to receive a cash payment from the Company in an amount equal to (i) in the case of a CSAR, the number of shares of Common Stock then subject to such option or CSAR surrendered, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price or base price per share of Common Stock represented by such CSAR and (ii) in the case of a Phantom Stock Unit Award, the number of shares of Common Stock then represented by such award, multiplied by the greater of (A) the highest per share price offered to holders of Common Stock of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event the Board takes the action described in clause (a) above, and the employment by the Company of a person holding an award is terminated without Cause or such person terminates such employment for Good Reason within two years after such Change in Control occurs, all outstanding CSARs then held by such person shall immediately become exercisable in full and all remaining Phantom Stock Unit Awards shall become fully vested and non-forfeitable.
4.8    No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any Affiliate of the Company or affect in any manner the right of the Company or any Affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

4.9    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is represented by an award hereunder.
4.10    Designation of Beneficiary. If permitted by the Committee, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding CSAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such CSAR. Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding CSAR held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative, or similar person.
4.11    Compliance With Section 409A of the Code. This Plan and each award granted under the Plan is intended to comply with, or be exempt from, the provisions of section 409A of the Code, and shall be interpreted and construed accordingly. The Committee shall have the discretion and authority to amend the Plan or any award Agreement at any time to satisfy any requirements of section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to the Plan or any such award. Notwithstanding any other provision in this Plan or any agreement hereunder, if on the date of termination of employment (i) the Company is a publicly traded corporation and (ii) an individual is a “specified employee,” as defined in section 409A of the Code, then to the extent any amount payable under this Agreement constitutes the payment of nonqualified deferred compensation upon a “separation from service” within the meaning of section 409A of the Code and under the terms of this Agreement would be payable prior to the six-month anniversary of the date of such termination, such payment shall be delayed until the earlier to occur of (i) the first business day following the six-month anniversary of the date of such termination or (ii) the date of the individual’s death.
4.12    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
4.13    Clawback Policy. Notwithstanding any provision in this Plan or in the related Agreements to the contrary, all awards under this Plan and the related Agreements shall be subject to the Underwriters Laboratories Inc. Clawback Policy established by the Company and incorporated by reference into this Plan and the related Agreements, as may be amended from time to time.